UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

August 22, 2002
(Date of Report)

ALASKA AIR GROUP, INC.
(Exact name of registrant as specified in its charter)
Commission file number 1-8957

Delaware	91-1292054
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

19300 Pacific Highway South, Seattle, Washington 98188
(Address of principal executive offices)
(206) 431-7040
(Registrant’s telephone number)

ITEM 9. Regulation FD Disclosure
Signature

ITEM 9.
Regulation FD Disclosure

FORWARD-LOOKING INFORMATION
This report may contain forward-looking statements that are based on the best information currently available to management. These forward-looking statements are intended to be subject to the safe harbor protection provided by Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are indicated by phrases such as “will,” “should,” “the Company believes,” “we expect” or any other language indicating a prediction of future events. There can be no assurance that actual developments will be those anticipated by the Company. Actual results could differ materially from those projected as a result of a number of factors, some of which the Company cannot predict or control. For a discussion of these factors, please see Item 1 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2001. The Company expressly disclaims any duty to update these projections, and makes no representation as to their continued accuracy in the event it does not provide such updates.

Third Quarter 2002 Estimates

	Forecast	Change
	Q3	Yr/Yr

Alaska Airlines
Capacity (ASMs in millions)	5,173	10.4%
Fuel gallons (000,000)	85.8	7.7%
Cost per ASM excluding fuel (cents)	8.20	(2.0)%

For July 2002, Alaska experienced a 2.1% increase in traffic on a 3.4% increase in capacity. However, lower year-over-year load factors, combined with lower yields, resulted in a decrease in revenue per available seat mile (RASM) of 5.4% for July 2002 as compared to July 2001.

Horizon Air
Capacity (ASMs in millions)	654	17.9%
Fuel gallons (000,000)	14.9	1.3%
Cost per ASM excluding fuel (cents)	15.55	(10.7)%

For July 2002, Horizon experienced a 7.4% increase in traffic on a 10.2% increase in capacity. However, lower year-over-year load factors, combined with lower yields, resulted in a decrease in RASM of 12.5% for July 2002 as compared to July 2001.

Capacity and Traffic Estimates for 2002

Provided below are capacity (ASMs in millions) estimates for the full year of 2002.

Alaska Airlines capacity	19,455	8.6%
Horizon Air capacity	2,395	11.5%

Other Financial Information

Cash and Short-Term Investments
 Cash and short-term investments amounted to approximately $665 million on July 31, 2002. This is down about $40 million from June 30, 2002 due to bi-annual aircraft lease payments and seasonal transportation tax payments.

Fuel Cost per Gallon

	Cost per	% Change from
	Gallon	Prior Year

Alaska: July	$0.765	(14.9)%
Horizon: July	$0.773	(16.7)%

Current fuel hedge positions for Alaska and Horizon are as follows:

	Approximate % of Expected	Approximate Crude Oil
	Fuel Requirements	Price per Barrel

August - December 2002	40%	$22
January - December 2003	35%	$22

Operating Fleet Plan

Provided below are estimated changes in the Alaska and Horizon fleets for 2002 - 2003.

			Estimated Change During
		On Hand
	Seats	YE 2001	2002	2003

Alaska Airlines
B737-200C	111	9
B737-400	138	39	1
B737-700	120	16		6
B737-900	172	5	1	5
MD-80	140	32	(1)	(4)

Total		101	1	7

Horizon Air
Dash 8-100/200	37	29	(1)
Dash 8-400	70	12	3
F-28	69	10	(8)	(2)
CRJ 700	70	9	7	2

Total		60	1	—

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALASKA AIR GROUP, INC. Registrant

Date: August 22, 2002

/s/ Bradley D. Tilden Bradley D. Tilden Executive Vice President/Finance and Chief Financial Officer

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